Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value $0.001 per share of Boqii Holding Limited, a company incorporated in the Cayman Islands, and that this agreement may be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 02, 2021.

CW PETS Limited

By:	/s/ Ye Sha
Name: Ye Sha
Title: Director

Chengwei Capital HK Limited

By:	/s/ Eric Xun Li
Name: Eric Xun Li
Title: Director

Chengwei Evergreen Capital, L.P.

By:	/s/ Eric Xun Li
Name: Eric Xun Li
Title: Director

Chengwei Evergreen Management, LLC

By:	/s/ Eric Xun Li
Name: Eric Xun Li
Title: Director

EXL Holdings, LLC

By:	/s/ Eric Xun Li
Name: Eric Xun Li
Title: Director

Eric Xun Li

By:	/s/ Eric Xun Li
Name: Eric Xun Li